                                                                      Exhibit 20

                     Volkswagen Credit Auto Master Trust,
                             Trust, Series 2000-1
               -------------------------------------------------

                   Distribution Date Statement: August 21,2000


a.       Aggregate Amount of Collections                                                     $363,124,638.31
         Aggregate Amount of Non-Principal Collections                                       $  5,356,472.66
         Aggregate Amount of Principal Collections                                           $357,768,165.65
         Pool Balance                                                                        $644,748,793.68
         Residual Participation Amount                                                       $144,748,793.68
         Excess Funding Account                                                              $          0.00

b.       Series Allocation Percentage                                                                 100.00%
         Floating Allocation Percentage                                                                77.55%
         Principal Allocation Percentage                                                                 N/A

c.       Total Amount Distributed on Series 2000-1                                           $  1,035,069.44

d.       Amount of Such Distribution Allocable to Principal on 2000-1                        $          0.00

e.       Amount of Such Distribution Allocable to Interest on 2000-1                         $  1,035,069.44

f.       Noteholder Default Amount                                                           $          0.00

g.       Required Subordinated Draw Amount                                                   $          0.00

h.       Noteholder Charge Offs                                                              $          0.00
         Amounts of Reimbursements                                                           $          0.00

i.       Monthly Servicing Fee                                                               $    537,290.66
         Noteholder Monthly Servicing Fee                                                    $    416,666.67

j.       Controlled Deposit Amount                                                           $          0.00

k.       Series 2000-1 Invested Amount at end of period (Gross)                              $500,000,000.00
         Outstanding Principal Balance                                                       $500,000,000.00

l.       Available Subordinated Amount                                                       $ 26,975,674.02

m.       Carry-over Amount                                                                   $          0.00

n.       Reserve Account Balance                                                             $  1,750,000.00

o.       Principal Funding Account Balance                                                   $          0.00
         Yield Supplement Account Balance                                                    $  1,750,000.00


VW CREDIT, INC. - SERVICER                                                                                                   Page 1
21-Aug-00
                                     VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                          Monthly Servicer Report Input and Summary Page
                                          ----------------------------------------------


TRANSACTION SUMMARY                                                     PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
-------------------
                                                                        From                     To              Days
                                                                        ----                     --              ----
Current Interest Period                                               8/10/2000                 8/20/2000           11

Series Allocation Percentage                                                100.00%

Initial Principal Balance                                           $500,000,000.00
Outstanding Principal Balance                                       $500,000,000.00
Principal Balance of Receivables for Determination Date             $617,204,862.99
Amount Invested in Receivables on Series Issuance Date              $500,000,000.00
Initial Invested Amount                                             $500,000,000.00
Invested Amount at the Beginning of Period                          $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)              $500,000,000.00
Required Subordinated Amount                                         $74,920,879.50
Excess Funding Account                                                        $0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)         $500,000,000.00
Available Subordinated Amount (previous period)                               $0.00
Incremental Subordinated Amount (previous period)                             $0.00

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                              $1,750,000.00
Yield Supplement Account Beginning Balance                            $1,750,000.00
Yield Supplement Account Required Amount                              $1,750,000.00

Reserve Account Initial Deposit                                       $1,750,000.00
Reserve Account Required Amount                                       $1,750,000.00
Reserve Account Beginning Balance                                     $1,750,000.00

Outstanding Carryover Amount - Beginning Balance                              $0.00
Withdrawal from Yield Supplement Account                                      $0.00
Outstanding Carryover Amount - Ending Balance                                 $0.00
Yield Supplement Account Balance - Ending Balance                     $1,750,000.00
Yield Supplement Account Deposit Amount                                       $0.00

Withdrawal from Reserve Account                                               $0.00
Reserve Account Ending Balance                                        $1,750,000.00
Reserve Account  Deposit Amount                                               $0.00

1-month LIBOR Rate (annualized)                                          6.6200000%
Certificate Coupon (annualized)                                             6.7750%
Prime Rate (annualized)                                                  9.5000000%
Servicing Fee Rate (annualized)                                              1.000%
Excess Spread                                                            2.0650000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                             $694,836,000.11
Pool Balance at the Ending of Period                                $644,748,793.68
Average Aggregate Principal Balance                                 $669,792,396.90
Aggregate Principal Collections                                     $357,768,165.65
New Principal Receivables                                           $307,680,959.22
Receivables Added for Additional Accounts                                     $0.00
Noteholder Default Amount                                                     $0.00
Net Losses                                                                    $0.00
Noteholder Charge-offs                                                        $0.00
Miscellaneous Paymnets (Adjustments and Transfer deposit amounts)             $0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder     $0.00
Principal Collections
Monthly Interest Accrued, but not paid                                        $0.00
Ineligible Receivables                                                        $0.00
Excess Funding Account at Date of Determination                               $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                    $0.00

MISCELLANEOUS DATA
------------------
Recoveries on Receivables Written Off                                         $0.00
Spread Over Prime for Portfolio                                               0.34%
Weighted Average Interest Rate                                                9.84%
Previously waived Monthly Servicing Fee                                       $0.00


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
-------------------------------------------------
Net losses as a % of Avg. Receivables Balance (annualized)                                           0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                                           $37,680,629.55
Used Vehicle Percentage                                                                             5.844%
Used Vehicle Percentage During Last Collection Period
Early Amortization Event                                                                    NO
Largest Dealer or Dealer Affiliation Balance                                                $26,885,523.13
Largest Dealer Percentage                                                                           3.869%

Aggregate Principal Amount of Receivables of Dealers over 2%                                $31,741,373.24


SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                                            $363,124,638.31
Aggregate Amount of Non-principal Collections (including insurance proceeds & rebates)       $5,356,472.66
Investment Proceeds                                                                              $0.00
Aggregate Amount of Principal Collections                                                  $357,768,165.65
Asset Receivables Rate                                                                             22.787%
Use Asset Receivables Rate?                                                                NO
Carryover Amount (this Distribution Date)                                                              N/A


PAYMENT RATE INFORMATION
---------------------------

Monthly Payment Rate                                                                                53.41%
Previous Collection Period Monthly Payment Rate
Monthly Payment Rate 2 collection periods ago
3-month Average Payment Rate                                                                        43.18%
Early Amortization Event?                                                                              NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                                               YES
Last Day of Revolving Period                                                                           N/A
Invested Amount as of Last Day of Revolving Period                                                     N/A
Accumulation Period Length (months)                                                                    N/A
First Accumulation Date                                                                          TO BE DETERMINED
Expected Final Payment Date                                                                            N/A
Required Participation Percentage                                                                   104.00%
Prinicipal Funding Account Balance                                                                             $0.00
Principal Payment Amount                                                                                       $0.00
Controlled Accumulation Amount                                                                                 $0.00


TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1.   Monthly Noteholder Interest Distribution                                                         $1,035,069.44
2.  Noteholder Monthly Servicing Fee Distribution                                                       $416,666.67
3.  Reserve Account Deposit Amount Distribution                                                               $0.00
4.  Noteholder Default Amount Distribution                                                                    $0.00
5A  Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)                                  $0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount                                            $0.00

6. Outstanding Carryover Amount Distribution                                                                  $0.00
7. Yield Supplement Account Deposit Amount Distribution                                                       $0.00
8. Previuosly waived Monthly Servicing Fee Distribution                                                       $0.00
                                                                                                              -----
          Excess Servicing                                                                           $ 2,702,186.09

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                                                             $0.00
Required Subordinated Draw Amount                                                                             $0.00

EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)                                                     $0.00
Additions in connection with a reduction in Receivables                                                       $0.00
Transfers to Principal Funding Account                                                                        $0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
   21-Aug-00
           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1


                                    Summary
                                    -------

                   Collections                     Accrual         Distribution
                   -----------                     ---------       -------------
From:                 10-Aug-00
To:                   20-Aug-00
Days:                        11

LIBOR Rate            6.6200000%
(1 month)

Series #                1   Active
VCI Rating:            N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                            Series                                            Required           Required          Outstanding
Series       Series       Allocation      Invested         Subordinated     Participation      Participation          Note
Number       Name         Percentage       Amount             Amount         Percentage           Amount             Balance
-----      ------------   ----------      --------         ------------     -------------     ---------------    ---------------
         Trust                         $500,000,000.00    $74,920,879.50         N/A          $594,920,897.50
     1  Series 2000-1       100.00%    $500,000,000.00    $74,920,879.50       104.00%        $594,920,879.50    $500,000,000.00

VW CREDIT INC., -- SERVICER
  21-Aug-00

                                                                          Page 3

           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1
                             SERVICING CERTIFICATE
                             ---------------------

INITIAL AMOUNTS                                                       EXCESS SPREAD CALCULATION
---------------                                                       --------------------------
Initial Invested Amount                 $500,000,000.00              Weighted Average Rate Charged to               9.840%
Invested Amount                         $500,000,000.00              LIBOR                                          6.620%
Controlled Accumulation Amount                    $0.00              Note Rate (LIBOR+15.5 b.p.)                    6.775%
Required Subordinated Amount             $74,920,879.50              Servicing Fee Rate                             1.000%
Annualized Servicing Fee Rate                      1.00%             Investor Net Losses                            0.000%
                                                                                                                   -------
First Controlled Accumulation Date      TO BE DETERMINED             Excess Spread                                  2.065%
Accumulation Period Length (months)          N/A
Expected Final Payment Date                  N/A
Initial Settlement Date                       10-Aug-00
Required Participation Percentage              104.00%
Subordinated Percentage                        9.5890%


SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                       Required                Excess
                                             Series 2000-1          Invested         Subordinated              Funding
Principal Receivables                           Total                Amount             Amount                 Amount
---------------------                           -----                -------            ------                 ------
Series Allocation Percentage                   100.00%
Beginning Balance                           $500,000,000.00      $500,000,000.00      $74,920,879.50             $ 0.00
  Floating Allocation Percentage                77.55%               77.55%
  Principal Allocation Percentage                N/A                         N/A

Principal Collections                       $357,768,165.65     $357,768,165.65                  N/A                N/A
New Principal Receivables                   $307,680,959.22     $307,680,959.22                  N/A                N/A
Principal Default Amounts                             $0.00               $0.00                  N/A                N/A
Receivables Added for Additional Accounts             $0.00               $0.00                  N/A                N/A
Controlled Deposit Amount                             $0.00                 N/A                  N/A                N/A

"Pool Factor"                                                     100.00000000%

Ending Balance                              $500,000,000.00     $500,000,000.00       $74,920,879.50              $0.00
  Floating Allocation Percentage                77.55%              77.55%

Non-Principal Receivables
-------------------------

Non-Principal Collections                    $4,153,922.20
Recoveries on Receivables Written Off                $0.00
Investment Proceeds                                  $0.00

VW CREDIT, INC. -- SERVICER
21-Aug-00

           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                             SERVICING CERTIFICATE
                             ---------------------

Subordinated Amount & Reserve Fund              Current              Previous
----------------------------------              -------              --------
Available Subordination Amount (Previous)        $0.00                $0.00
  Required Subordination Draw Amount             $0.00                $0.00
  Reserve Account Funds to Noteholder            $0.00                $0.00
Default Amount
 Non-principal Collections & Inv.                $0.00                $0.00
                                                  ----                 ----
 Proceeds treated as Available
 Noteholder Principal Collections
(1) Subtotal                                     $0.00                $0.00
(2) Subordination Percentage* Series    $47,945,205.48                $0.00
 2000-1 Invested Amount

(a) lower of (1) or (2)                          $0.00                $0.00
(b) Incremental Subordinated Amount              $0.00                $0.00
(previous period)
(c) Incremental Subordinated Amount     $26,975,674.02                $0.00
(d) Payments from Excess Funding                 $0.00                $0.00
Account to Residual Interestholder

                                        $26,975,674.02                $0.00

Available Subordinated Amount

  Overconcentration Amount              $31,741,373.24                $0.00

Beginning Reserve Account Balance       $1,750,000.00                 $0.00
Reserve Account Required Amount         $1,750,000.00                 $0.00
Withdrawal from Reserve Account                 $0.00                 $0.00
Reserve Account Deposit Amount                  $0.00                 $0.00
Reserve Fund Deposit Amount                     $0.00                 $0.00
Ending Reserve Account Balance          $1,750,000.00                 $0.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections     $5,356,472.66                 $0.00
  Noteholder Non-Principal Collections  $4,153,922.20                 $0.00
  Residual Interestholder Non-          $1,202,550.46                 $0.00
  Principal Collections
Investment Proceeds                             $0.00                 $0.00
Reserve Fund Balance                   $ 1,750,000.00                 $0.00
                                       --------------                 -----

Total Non-Principal Available          $ 7,106,472.66                 $0.00

Interest Shortfall                              $0.00                 $0.00
Additional Interest                             $0.00                 $0.00
Carry-over Amount                               $0.00                 $0.00
Carry-over Shortfall                            $0.00                 $0.00
Additional Interest on Carry-over               $0.00                 $0.00
Shortfall

Monthly Servicing Fee                     $537,290.66                 $0.00
Noteholder Monthly Servicing Fee          $416,666.67                 $0.00